EXHIBIT 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Memry Corporation (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2003 as filed with the Securities and Exchange Commission on May 15, 2003 (the “Report”), I, James G. Binch, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

        /S/    JAMES G. BINCH

                James G. Binch

        Chief Executive Officer

Dated:  May 15, 2003

This certification is made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.

A signed original of this written statement required by Section 906 has been provided to Memry Corporation and will be retained by Memry Corporation and furnished to the Securities and Exchange Commission or its staff upon request.